UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported): December 8, 2003

Commission file number: 000-16299

________________

ANTS SOFTWARE INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3054685
(State or other jurisdiction of	(IRS Employer Identification Number)
Incorporation or Organization)

801 Mahler Rd, Suite G, Burlingame, CA	94010
(Address of principal executive offices)	(Zip Code)

(650) 692-0240

(Registrant's Telephone Number, including area code)

ITEM 5. Other Events - Shareholder Bulletin

December 8, 2003

Dear Shareholders:

We've made progress in several areas during the six weeks since my last update. Here’s where we stand.

The Sales Pipeline

We have roughly 50 qualified prospects in the pipeline (my most recent bulletin, which you can read here: http://www.antssoftware.com/shareholder_letters/letter_10_21_03.htm describes the prospect "qualification" process). The four evaluators mentioned in that bulletin began testing the ANTs Data Server (ADS) a little more than two months ago. One has decided that ADS is not a fit at this time (we did not yet have the required features), a second expressed satisfaction with initial results, but is waiting for us to secure two reference customers and additional financing before conducting more in-depth testing, and we are actively engaged with the remaining two evaluators.

Also, as mentioned in that bulletin, a dozen companies indicated that they were interested in evaluating ADS. We have met with half these companies and secured strong evaluation commitments. We are working to secure commitments from the remainder.

Early this quarter we instituted our first direct email campaign. Results have been promising. During the first two months of the campaign, our web site traffic increased by 50% vs. the first two months of the prior quarter. We've also seen an increase in downloads of our technical documents and downloads of the ANTs Data Server. We have other direct outreach marketing programs planned over the next quarter.

Net Soft

We have agreed to amend the August 2003 Letter of Intent (LOI), extending the termination date for negotiating a license agreement. We recently received $60,000 from Net Soft pursuant to the LOI and expect the remaining $90,000 before the LOI terminates. We look forward to continuing negotiations with Net Soft.

Marek Krzaczek, CTO of Net Soft Poland has begun actively assessing the potential for ADS to be used on projects they manage or for which they are submitting proposals. He has indicated that there are numerous projects which he feels are suitable for ADS. He has provided us with a list of companies in Poland and elsewhere which have met with Net Soft and which he considers to be candidates for ADS.

Financial

Over the past six weeks we have been successful in raising funds and commitments from private placement investors. Cash on hand together with commitments (for funds not yet received), would fund operations through the first quarter of next year.

As always, I'd like to thank you for your support and I'd like to wish all ANTs shareholders and their families a pleasant holiday season.

Sincerely,

 Frank Ruotolo
Chairman and CEO

This letter is not an offer to sell, nor solicitation of offers to buy, securities. This letter contains certain forward-looking statements as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks include but are not limited to the following: there can be no assurance that ANTs software inc. (the "Company") will produce the expected results or that it will result in a commercially viable product; that the Company will receive the committed funds and secure the necessary current and additional financing, intellectual property and staff to support current and future operations. Further risks are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's most recent form 10-QSB for the quarter ended September 30, 2003.   The Company undertakes no obligation to revise or publicly release the results of any revision to the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTs software inc.

Date: December 8, 2003	By:	/s/ Francis K. Ruotolo Francis K. Ruotolo, Chairman and Chief Executive Officer